Exhibit 10.1

AMENDMENT THREE
TO THE
PENSION EQUALIZATION PLAN OF NEWMONT

WHEREAS, the Pension Equalization Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective December 31, 2008; and

WHEREAS, the Plan Sponsor wishes to amend the Plan effective January 1, 2018 to provide that the Board of Directors may designate entities as participating employers in the Plan without requiring their consent; and

WHEREAS, Section 8.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2018 as follows:

1. Article I, the definition of “Company,” is restated as follows:

“Company” means Newmont USA Limited, a Delaware corporation, and any parent, subsidiary, affiliated company or division of the Company or other legal entity related to the Company which is designated as a participating employer under the Plan by the Board of Directors or its delegate.

2. The Administration Committee or its delegate is hereby authorized to take all action necessary to implement this amendment.

The foregoing was adopted this 26th day of September, 2018.

NEWMONT USA LIMITED

By /s/ Stephen P. Gottesfeld

Name Stephen P. Gottesfeld

Title Vice President

Pension Equalization Plan of Newmont

Amendment Three Effective January 1, 2018

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